UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2012
Date of Report (Date of earliest event reported)

DAYSTAR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34052	84-1390053
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

2280 Leckie Road, Suite B
Kelowna, B.C. V1X-6G6 Canada
(Address of Principal Executive Offices) (Postal Code)

(408) 582-7100
(Registrant's telephone number, including area code)

33556 Alvarado Niles Road
Union City, California 94587-1010
(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02     Termination of Material Definitive Agreement.

On November 19, 2012, DayStar Technologies, Inc. (the “Company”) announced that it has terminated the debt swap Agreement (“Agreement”), previously disclosed in the Company’s report on Form 8-K filed on September 5, 2012.The Agreement contemplated the purchase by DayStar from Michael Matvieshen of a $15 million secured convertible debenture issued by Salamon in exchange for the issue by DayStar to Michael Matvieshen. The Agreement was terminated by mutual consent of all parties of the agreement.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Daystar Technologies Inc. dated November 19, 2012, regarding the termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: November 30, 2012	By /s/ Peter A. Lacey
Peter A. Lacey
Interim Chief Executive Officer